                                                                   EXHIBIT 10.12





                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") effective as of March 19, 2003 (the "EFFECTIVE DATE"), is entered into among BRAZOS AUTOMOTIVE PROPERTIES, L.P, a Delaware limited partnership (the "BORROWER"), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Agent for the lenders (the "AGENT"), a syndicate of lenders as hereinafter named (the "BANKS"), and Fleet National Bank, as Syndication Agent.

         WHEREAS, Borrower and Banks entered into that certain Credit Agreement dated as of September 15, 1998 (the "CREDIT AGREEMENT");

         WHEREAS, Borrower has requested that the Banks extend the term of the loan to September 30, 2008; and

         WHEREAS, the Banks have agreed to such extension, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the undersigned parties agree as follows:

         Section 1. Defined Terms. All capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings set forth in the Credit Agreement.

         Section 2. Credit Agreement Amendments.

         (a) The following definitions in Section 1.1 are hereby deleted in their entirety and the following shall be substituted in place thereof:

                           ""ABR" means, for any day, the highest of (a) the
                  Federal Funds Rate plus fifty (50) basis points or (b) the Prime Rate.

                           "AGENT" means JPMorgan Chase Bank (formerly known as
                  The Chase Manhattan Bank), in its capacity as administrative agent pursuant to ARTICLE 8 and successor agent pursuant to
                  SECTION 8.6.

                           "APPLICABLE MARGIN" means at all times during the
                  applicable periods set forth below: (a) with respect to all LIBOR Rate Advances, the applicable percentage set forth below in the column entitled "Applicable Margin for LIBOR Rate Advances"; (b) with respect to all ABR Advances, the applicable percentage set forth below in the column entitled "Applicable Margin for ABR Advances"; and (c) with respect to the Commitment Fee, the applicable percentage set forth below in the column entitled "Applicable Margin for Commitment Fee." If, on December 31 of any year, the Net Income for the Guarantor for the prior 12 months is less than (i) $8,500,000, the applicable percentages set forth below in the columns entitled "Applicable Margin for LIBOR Rate Advances" and "Applicable Margin for ABR Advances" shall each increase by 50 bps at every level for the next 12 month period, or (ii) $7,000,000, the applicable percentages set forth below in the columns entitled "Applicable Margin for LIBOR Rate Advances" and "Applicable Margin for ABR Advances" shall each increase by 100 bps at every level for the next 12 month period; provided however, if on December 31 of any year, Net Income for the Guarantor increases above $8,500,000, the applicable percentages set forth below shall apply.



                                    Applicable
                                    Margin for      Applicable     Applicable
                                    LIBOR Rate      Margin for     Margin for
              Period                 Advances      ABR Advances  Commitment Fee
    ---------------------------     ----------     ------------  --------------
    When the AD < OR = TO 2.50x     112.5 bp        12.5 bp          20 bp
    When the AD > 2.50x             137.5 bp        12.5 bp          25 bp
    When the AD > 3.00x             162.5 bp        12.5 bp          30 bp
    When the AD > 3.50x             187.5 bp        37.5 bp        37.5 bp
    When the AD > 4.00x             212.5 bp        62.5 bp        37.5 bp
    and < OR = TO 4.25x


                           Definition: "AD" is the abbreviation for Adjusted
                  Debt/EBITDAR Ratio.

                           Adjusted Debt and EBITDAR are calculated for the most
                  recently-completed Four Quarter Period and the ratio of Adjusted Debt to EBITDAR is calculated as of the last day of such Four Quarter Period. The Applicable Margin, as adjusted to reflect such calculations, shall become effective on the date of receipt by the Agent of the Compliance Certificate applicable to such Four Quarter Period. If Guarantor fails to timely furnish to Borrower and Agent the Current Financials and any related Compliance Certificate or, if for some other reason, a new Applicable Margin for a current period cannot be calculated, then the Applicable Margin in effect on the last day of the last Four Quarter Period for which the ratio of Adjusted Debt to EBITDAR was calculated shall remain in effect until a new Applicable Margin can be calculated, which new Applicable Margin shall become effective as provided in the immediately preceding sentence.

                           "CHASE CREDIT AGREEMENT" means that certain Amended
                  and Restated Credit Agreement dated as of March 19, 2003 executed among Guarantor, Agent, and other financial institutions from time to time party thereto, as the same may have been amended and in effect on the date hereof.

                           "COMMITMENT" as to any Bank has the meaning set forth
                  in SECTION 2.1.

                           "EBITDAR" means, as determined, on a rolling twelve
                  month basis and in respect of any Person the sum of (i) the Net Income of such Person, plus (ii) the Interest Expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person's financial statements, (iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, (v) the amount reported as the amortization of intangibles for such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, and (vi) Rental Payments.

                           "MATURITY DATE" means the earlier of (a) September
                  30, 2008 or (b) the acceleration of the Obligations pursuant to ARTICLE 7.

                           "NET INCOME" means, in respect of a Person, the net
                  income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes); provided however, certain costs that in the past were capitalized in the cost of an acquisition, but will be required to be expensed under Statement of Financial Accounting Standards 146, as well as other similar accounting requirements that are issued in the future and require expense treatment of costs that are currently capitalized in the cost of an acquisition, shall be included as if capitalized under prior accounting guidelines.

                           "RENTAL PAYMENTS" means, as determined, on a rolling
                  twelve month basis ending on the last day of the accounting period covered by the consolidated financial statements of Guarantor and its Subsidiaries, and delivered pursuant to this Agreement, the dollar amount of the actual payments which Guarantor or its Subsidiaries are required to make by the terms of any lease to its landlords during such period; (a) excluding, however (i) rentals under Capitalized Leases, (ii) maintenance, repairs, taxes and other similar charges included in such payments, (iii) amounts constituting step rent in accordance with GAAP, and (iv) (without duplication) rentals under equipment leases whether operating leases or Capitalized Leases, and (b) less (x) rental income and (y) amortization of gains on sale-leasebacks, such amortization not to exceed $1,000,000 for purposes hereto.

                           "TERMINATION DATE" means the earlier of (a) March 19,
                  2003 or (b) the acceleration of the Obligations pursuant to
                  ARTICLE 7."

         (b) Section 1.3 of the Credit Agreement is deleted in its entirety and the following is inserted in substitution thereof:

                  "Accounting Principles. Unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants; (b) all accounting principles applied in a current period must be consistent in all material respects with those applied during the preceding comparable period, unless the change is required by GAAP; provided however, if the Guarantor or the Borrower wishes to change an accounting principle that is not consistent with that applied during the preceding comparable period, and is not required under GAAP, such change shall not be effective unless (i) the Borrower or Guarantor, as applicable, shall have objected in writing to determining such compliance on such basis within ten (10) days of delivery to the Agent of the financial statements relating to such period, or (ii) the Majority Banks shall so object in writing within thirty (30) days after receipt of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 8.1 of the Chase Credit Agreement, shall mean the Current Financials); and
         (c) the Borrower or the Guarantor, as applicable, shall deliver to the Agent at the same time as the delivery of any annual or quarterly financial statement under this Agreement or under SECTION 8.1 of the Chase Credit Agreement (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the proviso of SUBPARAGRAPH (b) above and
         (ii) reasonable estimates of the difference between such statements arising as a consequence thereof. Notwithstanding the foregoing to the contrary, for changes which are required under GAAP where GAAP does not require restatement or proforma disclosure of the impact of the change on prior periods, the impact of the change on prior periods will only be disclosed if reasonably practical to estimate.

         (c) The following new Article is hereby inserted in its entirety as a new Article 10 in the Credit Agreement:

                                   "ARTICLE 10

                         CHANGE IN ACCOUNTING STANDARDS.

                           Section 10.1 Amendment. As a result of changes in the
                  accounting guidelines issued by the Financial Accounting Standards Board which are contemplated to be effective July 1, 2003, Borrower, Agent, each Bank, Guarantor and Lessee hereby agree to amend the Credit Agreement without the payment of any modification or waiver fee upon occurrence of one of the following events: (i) that such accounting guidelines require the Debt evidenced by the Note to be reflected on the balance sheet of Guarantor or (ii) on or before December 31, 2003, Guarantor acquires 100% of the limited partnership interest in the Borrower sufficient to result in the consolidation of the Borrower on the balance sheet of Guarantor. Upon the occurrence of one of the events described above, the parties hereby agree as follows:

                           (a) Guarantor will either, at the sole election of
                  the Agent and the Majority Banks, (i) amend the Residual Guaranty to guarantee 100% of the obligations thereunder and amend the Guaranty to guarantee 100% of the obligations thereunder or (ii) become a co-maker with the Borrower under this Agreement;

                           (b) amend the definition of Maturity Date under this
                  Agreement to mature on September 30, 2006;

                           (c) amend this Agreement to be a revolving facility
                  with the addition of an unused commitment fee in the same amount and structure as reflected in the Chase Credit Agreement;

                           (d) amend the definition of Applicable Margin under
                  this Agreement to conform to the Applicable Margin as defined in the Chase Credit Agreement;

                           (e) amend the financial covenants set forth in this
                  Agreement to be re-set at levels that are inclusive of the change in such covenants resulting solely from the change in accounting treatment of the Note; and

                           (f) amend the Commitment of each Bank to provide for
                  a reduction of the Commitment based upon the Acquisition Price of any release of any Property on a dollar for dollar basis.

                           Section 10.2 Conditions to Amendment. Agent's
                  commitment hereunder and agreement to perform the services described herein are subject to:

                           (a) there not having occurred and be continuing an
                  Event of Default under this Agreement, or any event which would with the lapse of time become an Event of Default;

                           (b) the negotiation, execution, and delivery of
                  definitive documentation with respect to the amendment of this Agreement pursuant to SECTION 10.1 reasonably satisfactory to Agent, Banks, Lessee, Guarantor, and their respective counsel; and

                           (c) Guarantor's payment of all third party fees and
                  expenses related to such amendments, including, without limitation, attorneys' fees of Agent's counsel."

         (d) Schedule 1 of the Credit Agreement is hereby deleted in its entirety and Schedule 1 attached hereto shall be substituted in place thereof.

         Section 3. Conditions. This Amendment shall not be effective unless and until Borrower has delivered or caused to be delivered to Agent:

         (a) Counterparts of this Amendment and such related documentation as any Bank or its counsel shall determine in their reasonable discretion, in form and substance satisfactory to the Agent, duly executed and delivered by the Borrower, the Banks, and the Agent, as applicable;

         (b) Payment for the account of the Banks of any amounts then due under the Credit Agreement;

         (c) A certificate from the Borrower dated as of the Effective Date stating that (i) all representations, warranties, and covenants of the Borrower set forth in the Credit Agreement, as amended hereby, each of the other Credit Documents, and this Amendment are true and correct in all material respects and
(ii) no Default has occurred and is continuing;

         (d) Certified resolutions of the Borrower approving this Amendment and the other documents executed in connection herewith;

         (e) A certificate of the Borrower certifying, as of the Effective Date, the names and true signatures of persons authorized to sign this Amendment on behalf of the Borrower;

         (f) Appropriate evidence of regulatory applications, approvals and permits, except those for which the failure to obtain would not result in a Material Adverse Change;

         (g) No later than one hundred twenty (120) days after the Effective Date, a real estate MAI appraisal for at least [eighteen and one-half percent (18.5%)] of the value of all Property currently owned by Borrower prepared by an appraiser to be selected by Agent on behalf of the Banks; provided however, that if such appraisal for any Property reflects a value of less than the Acquisition Cost of such Property, Lessee shall be permitted, at its sole option, to contribute additional real property to Borrower pursuant to an Acquisition up to the amount of the difference between the Acquisition Cost and the appraised value of such Property; and

         (h) An environmental review of all Property, including, without limitation:

         i. A spreadsheet of all Property detailing any environmental claims, excluding Property in Michigan and certain Property subject to a ground lease whose term is about to expire,

         ii. Review of ASTM database by an independent database provider on the leased properties described in CLAUSE (i) above,

         iii. Review of Guarantor's corporate environmental experience with all of the sites described in CLAUSE (i) above and report of that experience, and

         iv. Guarantor's environmental management policy.

         (i) Title endorsements to the Title Policy evidencing no negative impact on the Mortgages based on this Amendment and any other related document.

         Section 4. Effect.

         (a) Except as otherwise expressly modified hereby, all terms and provisions of the Credit Documents are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms. In the event of any inconsistency between the terms of the Credit Agreement, as hereby modified, and any other Credit Document, the terms of the Credit Agreement, as amended hereby, shall control, and such other document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement, as amended hereby. All references in any Credit Document to the Credit Agreement shall henceforth be deemed to refer to the Credit Agreement, as amended hereby.

         (b) Notwithstanding anything to the contrary contained herein or implied hereby or in any other Credit Document or in any other action or conduct undertaken by the Borrower, the Agent or any Bank on or before the date hereof, the agreements, covenants, and provisions contained herein shall constitute the only evidence of the Banks' consent to modify the terms and provisions of the Credit Documents in the manner set forth herein. Accordingly, no express or implied consents to any further modifications of the Credit Documents, whether any such modifications involve any of the matters contained in this Amendment or otherwise, shall be inferred or implied from the Banks' execution of this Amendment unless evidenced by an express written agreement executed by the Banks and the Agent. Further, the Banks' and the Agent's execution of this Amendment shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Credit Documents shall require the express written approval of the Banks and the Agent as provided in the Credit Agreement, no such approval (either express or implied) having been given as of the date hereof.

         Section 5. Defenses. The Borrower, by its execution hereof, hereby declares that it knows of no set-offs, counterclaims, defenses, or other causes of action against the Agent or the Banks arising out of the Credit Documents or otherwise as of the date hereof.

         Section 6. Credit Document. This Amendment is one of the "CREDIT DOCUMENTS" described in the Credit Agreement and, as such, is subject to the provisions of Article 9 of the Credit Agreement.

         Section 7. Further Assurances. The parties hereto shall execute such other documents, to be filed of record or otherwise, and the Borrower shall take such actions as may be necessary or as may be reasonably required in the opinion of the Agent to effect the transactions contemplated hereby.

         Section 8. Representations and Warranties.

         (a) The Borrower hereby represents and warrants to the Banks that (i) it possesses all requisite power and authority to execute, deliver, and comply with the terms of this Amendment and to effect the transactions contemplated hereby, all of which have been duly authorized and approved by all necessary corporate action and for which no consent of any other person is required, and agrees to furnish the Agent with evidence of such authorization and approval upon request; (ii) no event has occurred since the effective date of the Credit Agreement which, individually or in the aggregate, would reasonably be expected to cause a Material Adverse Change to occur; and (iii) the liens of the Security Documents are valid and subsisting and continue to secure the obligations under the Credit Documents.

         (b) The Borrower hereby reaffirms each of the representations, warranties, covenants, and agreements contained in the Credit Documents with the same force and effect as if each were separately stated herein and made as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date.

         Section 9. Extension of the Lease Documents. Pursuant to Section 6.9(a) of the Credit Agreement, by execution hereunder, the Agent and the Banks hereby agree to a future extension of the Lease Documents, provided however, that the term of such extension shall not extend beyond the Maturity Date of the Credit Agreement, as amended hereby.

         Section 10. Fees and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent (including, without limitation, reasonable legal fees and expenses) incurred in connection with the preparation, negotiation, and execution of this Amendment and the other documents executed in connection herewith and to effect the transactions contemplated hereby.

         Section 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 12. Binding Effect. This Amendment shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it, and it thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, and each Bank, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Amendment or any interest in the Credit Agreement without the prior written consent of each Bank.

         Section 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.






                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the Effective Date.

                             BRAZOS AUTOMOTIVE PROPERTIES, L.P.
                             a Delaware limited partnership


                             By: Brazos Automotive Properties Management, Inc. a Delaware corporation, its General Partner


                                  By: /s/ Gregory C. Greene
                                      -----------------------------------------
                                         Gregory C. Greene, President


                             JPMORGAN CHASE BANK,
                             (formerly known as The Chase Manhattan Bank) as Agent and a Bank


                             By: /s/ Hollie E. Calderon
                                -----------------------------------------------
                                      Hollie E. Calderon, Vice President


                             FLEET NATIONAL BANK,
                             as Syndication Agent and a Bank


                             By: /s/ Gail G. Fiorini
                                 ----------------------------------------------
                             Name: Gail G. Fiorini
                                   --------------------------------------------
                             Title: Vice President
                                    -------------------------------------------


                             MANUFACTURERS AND TRADERS TRUST
                             COMPANY, as a Bank


                             By: /s/ Renee T. Lalonde
                                 ----------------------------------------------
                             Name: Renee T. Lalonde
                                  ---------------------------------------------
                             Title: Vice President
                                   --------------------------------------------

                             KEYBANK, NA,
                             as a Bank


                             By: /s/ Patrick J. Kelly
                                 ----------------------------------------------
                             Name: Patrick J. Kelly
                                   --------------------------------------------
                             Title: Vice President
                                    -------------------------------------------


                             HSBC BANK USA,
                             (formerly known as Marine Midland Bank) as a Bank


                             By: /s/ Richard L. Ford
                                 ----------------------------------------------
                             Name: Richard L. Ford
                                   --------------------------------------------
                             Title: Vice President
                                    -------------------------------------------


                             CITIZENS BANK OF MASSACHUSETTS,
                             as a Bank


                             By: /s/ Stephanie Epkins
                                 ----------------------------------------------
                             Name: Stephanie Epkins
                                   --------------------------------------------
                             Title: Vice President
                                    -------------------------------------------


                             CHARTER ONE BANK N.A.
                             as a Bank


                             By: /s/ David G. Case
                                 ----------------------------------------------
                             Name: David G. Case
                                   --------------------------------------------
                             Title: Vice President
                                    -------------------------------------------

         Lessee hereby consents to this Amendment, including, without limitation, SECTION 3(g), in accordance with the requirements of any Credit Document, including, without limitation, the Lessee Consent.

                                MONRO LEASING, LLC,
                                a Delaware limited liability company,
                                as Lessee


                                By: Monro Muffler Brake, Inc.,
                                    its Sole Member


                                     By: /s/ Catherine D'Amico
                                        ---------------------------------------
                                         Catherine D'Amico,
                                         Executive Vice President of Finance,
                                         Chief Financial Officer and Treasurer


         The undersigned hereby consents, without limitation, to SECTION 3(g) of this Amendment and to Article 10 of the Credit Agreement, as set forth in this Amendment.

                             MONRO MUFFLER BRAKE, INC., a New York corporation


                             By: /s/ Catherine D'Amico
                                -----------------------------------------------
                                  Catherine D'Amico,
                                  Executive Vice President of Finance, Chief
                                  Financial Officer and Treasurer

                                   SCHEDULE 1


                          LIST OF BANKS AND COMMITMENTS

                                                                 COMMITMENT
                                                                -------------
JPMorgan Chase Bank
One Chase Square, Tower 9
Rochester, New York 14643
Attn:    Hollie Calderon, Vice President                        $4,418,385.26

Fleet National Bank
One East Avenue
Rochester, New York 14638
Attn:    Gail Fiorini                                           $4,273,520.17

Manufacturers and Traders Trust Company
255 East Avenue, 3rd Floor
Rochester, New York 14604
Attn:    Renee LaLonde                                          $3,681,987.72

KeyBank, NA
1200 Bausch & Lomb Plaza
Rochester, New York 14604
Attn:    Patrick Kelly                                          $4,225,231.81

HSBC Bank USA
One HSBC Plaza, 5th Floor
Rochester, NY 14639
Attn:    Richard Ford                                           $3,681,987.72

Citizens Bank of Massachusetts
28 State Street, 15th Floor
Mail Stop #MS1510
Boston, MA  02109
Attn:    Stephanie Epkins                                       $3,863,069.08

Charter One Bank N.A.
235 East Main Street
Rochester, NY 14604
Attn:    David Case                                             $2,414,418.17


                                            Total               $26,558,559.93
                                                                ==============